UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2007
COVANTA HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6732		95-6021257
(State or Other Jurisdiction of	(Commission		(I.R.S. Employer
Incorporation)	File Number)		Identification No.)

40 Lane Road
Fairfield, New Jersey		07004
(Address of Principal Executive Offices)		(Zip Code)
(973) 882-9000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On December 6, 2007, Covanta Holding Corporation (the “Company”) issued a press release (the “Press Release”) announcing that Linda J. Fisher had been appointed as an independent member of the Board of Directors of the Company on December 6, 2007, filling a newly created vacancy on the Board of Directors. Ms. Fisher was also appointed to the Public Policy Committee of the Board of Directors.
     Ms. Fisher was awarded 3,719 shares of restricted stock of the Company on the date of her appointment pursuant to the Company’s compensation policy for non-employee directors, as described in the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2007 and incorporated herein by reference.
     Ms. Fisher is currently Vice President, Safety, Health and Environment and Chief Sustainability Officer at E.I. du Pont de Nemours and Company (“DuPont”) in Wilmington, Delaware. Prior to joining DuPont in 2004, Ms. Fisher was Deputy Administrator of the United States Environmental Protection Agency.
     Ms. Fisher also serves on the Board of Directors of the Environmental Law Institute, on the Board of Trustees of The National Parks Foundation, on the Board of Directors of RESOLVE, and on the Board of Directors for Resources for the Future.
     A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired — Not Applicable
(b) Pro Forma Financial Information — Not Applicable
(c) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated December 6, 2007 issued by Covanta Holding Corporation Announcing the Appointment of Linda J. Fisher to the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 6, 2007
COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated December 6, 2007 issued by Covanta Holding Corporation Announcing the Appointment of Linda J. Fisher to the Board of Directors.